EXHIBIT 99.1

COMPANY CONTACT:	FOR IMMEDIATE RELEASE
Jeff Magids
Director of Finance & Investor Relations
(281) 874-2700, (888) 991-SBOW

SilverBow Resources Provides Operational and Financial Update

Houston, TX – April 19, 2021 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or “the Company”) today provided an operational and financial update including the successful extension of its senior secured revolving credit facility (the “Credit Facility”).

Operational Update:

•	SilverBow’s first Webb County Austin Chalk well, which came online in February, continues to outperform expectations. This successful test further delineates the extent of the Dorado Austin Chalk play. The initial well produced an average of 12.9 million cubic feet of natural gas per day (“MMcf/d”) in the first 30 days of production, with a lateral length of 8,300 feet and an all-in well cost[1] of approximately $6 million. SilverBow plans to further appraise its Austin Chalk potential across its acreage position during 2021;
•	The Company’s second six-well, co-developed Upper and Lower Eagle Ford La Mesa pad came online in March and achieved a peak pad production rate of 90 MMcf/d. Performance is in-line with expectations as well as prior pad results. Drilling cycle times decreased by 10% compared to the first La Mesa pad, which came online in late 2019. Total capital expenditures of approximately $5.5 million per well for the second La Mesa pad were 13% below AFE amounts and 15% below the first pad; and
•	Expects first quarter 2021 production to be approximately 180 million cubic feet of natural gas equivalent per day (“MMcfe/d”), above the high end of guidance.

Financial Update:

•	Extended the maturity of SilverBow’s $600 million Credit Facility, governed by a borrowing base of $300 million, to April 2024;
•	Realized oil price for first quarter of 2021 of $42.74 per barrel and realized gas price for first quarter of 2021 of $4.97 per million British thermal units (“MMBtu”), including hedge settlements;
•	Expects positive first quarter 2021 free cash flow (“FCF”)[2] and full year 2021 FCF towards the high end of its $20-$40 million guidance range;
•	Anticipates leverage ratio[3] improving to 2.0x or below by year-end 2021; and
•	Reduced credit facility borrowings to $200 million at March 31, 2021, a $30 million (13%) reduction quarter-over-quarter and a $90 million (30%) reduction year-over-year.

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MANAGEMENT COMMENTS

Sean Woolverton, SilverBow’s Chief Executive Officer, commented, “During the first quarter, we paid down an additional $30 million of debt by continuing to prioritize our free cash flow towards debt reduction, and expect our full year 2021 free cash flow towards the high end of our $20-$40 million guidance range. By the end of this year, we are targeting a debt-to-Adjusted EBITDA ratio at or below 2.0x. Our strong operating results generated free cash flow for the quarter, marking six out of the last seven quarters with positive free cash flow. Furthermore, early results from our first Austin Chalk well are very encouraging, setting up the potential to add more locations to our high rate of return drilling inventory. We see a path to $5.5 million or less from multi-well pad development and lessons-learned. Going forward, we expect to remain flexible and continue lowering costs, reducing cycle times, increasing well productivity and driving efficiencies. We look forward to publishing our first quarter 2021 results in the coming weeks.”

Mr. Woolverton stated further, “I am pleased to announce that we successfully renegotiated the terms of our Credit Facility, which extends our debt maturity profile to 2024 and provides us with ample liquidity to execute our business plan. The borrowing base has been set at $300 million, which provides over $100 million in liquidity based on our borrowings and cash as of quarter end. We are very appreciative to have the support of our bank syndicate and look forward to continuing our partnership with them. We remain steadfast in managing our financial position as we prudently grow our production base and create value for all of our stakeholders.”

For further information, please see SilverBow’s current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 19, 2021. A banking syndicate arranged by JPMorgan Chase Bank will finance the Credit Facility. Other agent titled roles include JPMorgan Chase Bank as Administrative Agent, Truist Securities, Inc., Fifth Third Bank, CIBC, and Key Bank as Co-Syndication Agent and Bank of Oklahoma as Co-Documentation Agent. The Credit Agreement matures on April 19, 2024.

ABOUT SILVERBOW RESOURCES, INC.

SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com.

DEFINITIONS AND EXPLANATIONS

1 Inclusive of all surface facilities and sales connections.

2 Free cash flow (a non-GAAP measure) is defined as Adjusted EBITDA plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. Adjusted EBITDA is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, impairment of oil and natural gas properties, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit); and share-based compensation expense. A forward-looking estimate of net income (loss) is not provided with the forward-looking estimate of free cash flow (a non-GAAP measure) because the items necessary to estimate net income (loss) are not accessible or estimable at this time without unreasonable efforts.

3 Leverage ratio is defined as total long-term debt, before unamortized discounts, divided by Adjusted EBITDA for Leverage Ratio (a non-GAAP measure) for the trailing twelve-month period. Adjusted EBITDA for Leverage Ratio is calculated as Adjusted EBITDA plus amortization of derivative contracts, in accordance with the covenant compliance calculations under SilverBow’s credit agreement.

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FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this press release, including those regarding our strategy, future operations, financial position, reservoir and well performance, future free cash flow, capital expenditures, budget, projected costs, prospects, plans and objectives are forward-looking statements. When used in this report, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “guidance,” “budgeted,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the risks and uncertainties discussed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020. Estimated results for the completed period provided herein are preliminary and subject to change until issuance of the final results.

All forward-looking statements speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

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